Exhibit 10.1

FIRST AMENDMENT TO STANDSTILL AGREEMENT

This FIRST AMENDMENT TO STANDSTILL AGREEMENT (“First Amendment”), dated as of August 15, 2011, is entered into by and among Toshiba America Nuclear Energy Corporation (“TANE”), Babcock & Wilcox Investment Company (“B&W”) (each an “Investor” and together, the “Investors”) and USEC Inc. (“USEC”) (each a “Party” and collectively hereinafter referred to as the Parties”).

WHEREAS, on or about May 25, 2010, Toshiba Corporation (“Toshiba”), B&W and USEC entered into that certain Securities Purchase Agreement (the “Agreement”);

WHEREAS, on or about August 10, 2010, Toshiba assigned all of its rights in the Agreement to TANE;

WHEREAS, pursuant to Section 5.2(e) of the Agreement, the obligations of each Investor to consummate the transactions contemplated by the Agreement at the Second Closing are subject to the fulfillment or waiver by such Investor on or before the Second Closing of the condition that USEC shall have entered into the Conditional Commitment with DOE; and

WHEREAS, pursuant to Section 10.2(a) of the Agreement, if the Second Closing fails to occur on or before June 30, 2011, each Investor (as to such Investor’s obligations under the Agreement) or USEC may terminate the Agreement; and

WHEREAS, the Second Closing did not occur on or before June 30, 2011;

WHEREAS, the Parties entered into the Standstill Agreement dated as of June 30, 2011 (the “Standstill Agreement”) whereby each Party agreed not to exercise its right to terminate the Agreement under Section 10.2(a) thereof prior to August 15, 2011;

WHEREAS, the Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock (the “COD”) governs the convertible preferred stock of USEC purchased by the Investors on September 2, 2010; and

WHEREAS, the Parties desire to amend the Standstill Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Parties hereby agree as follows:

1.	Paragraph 2 of the Standstill Agreement is hereby amended by deleting “August 15” and inserting in lieu thereof “September 30” such that Paragraph 2 shall read, in its entirety as follows:

Each Party hereby agrees not to exercise its right to terminate the Agreement under Section 10.2(a) prior to September 30, 2011.

2.	A new Paragraph 8 shall be added to the Standstill Agreement, such that Paragraph 8 shall read, in its entirety as follows:

In the event that the Second Closing fails to occur by September 30, 2011 and an Investor elects to terminate the Agreement pursuant to Section 10.2(a) of the Agreement following such date, USEC hereby agrees that USEC shall exercise its right to redeem, pursuant to Section 7(f) of the COD, any and all outstanding shares of Series B-1 12.75% Preferred Stock (as such term is defined in the COD) held by such Investor that remain outstanding on August 31, 2012 (the “Redemption Date”) and shall redeem all such shares pursuant to the provisions of Section 7(f) of the COD on the Redemption Date; provided, that such Investor has, prior to the Redemption Date, made a Sale Election (as such term is defined in the COD) and has complied with the requirements of the COD with respect to such Sale Election.

3.
USEC acknowledges and confirms that (a) each Investor has fulfilled all of its obligations under Section 7.2(a) of the Agreement through the date hereof, and (b) the failure of the Second Closing to occur on or prior to the date hereof has not been caused by or been the result of either Investor’s failure to fulfill any obligation under the Agreement.

4.
Except as expressly amended by Section 1 and 2 hereof, the Standstill Agreement shall remain unchanged and, as amended by such Section 1 and 2, the Standstill Agreement shall remain in full force and effect.

5.	Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Standstill Agreement.

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IN WITNESS WHEREOF, the Parties have executed this First Amendment through their duly authorized representatives as of the date first written above.

Toshiba America Nuclear Energy                                                                                     Babcock & Wilcox Investment
Corporation                                                                                                  Company

By: /s/ Akio Shioiri                                                                                              By: /s/ David S. Black
Name:  Akio Shioiri                                                                                                     Name:  David S. Black
Title:    President & CEO                                                                                                Title:VP & Chief Accounting Officer

USEC Inc.

By:  /s/ John K. Welch
Name: John K. Welch
Title:   President & CEO